As filed with the Securities and Exchange Commission on July 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATENTO S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 rue Hildegard Von Bingen L-1282, Luxembourg Grand Duchy of Luxembourg	N/A
(Address of Principal Executive Offices)	(Zip Code)

Atento S.A. 2014 Omnibus Incentive Plan

(Full title of the plan)

Corporation Service Company

1180 Avenue of the Americas

Suite 210

New York, New York 10036

(212) 299-5600

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff

Peter Seligson

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, no nominal value	1,184,310(1)(2)	$24.25(3)	$28,719,517.50(3)	$3,133.30
Ordinary Shares, no nominal value(4)	1,697,443	$8.35(5)	$14,173,649.05	$1,546.35
Ordinary Shares, no nominal value(4)	607,469	$22.18(5)	$13,473,662.42	$1,469.98
Total	3,489,222		$56,366,829	$6,150

(1)

This Registration Statement on Form S-8 (the “Registration Statement”) covers ordinary shares, no nominal value (the “Ordinary Shares”) of Atento S.A. (the “Company”) issuable pursuant to the 2014 Omnibus Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares which become issuable because of any stock dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares.

(2)	Represents additional Ordinary Shares that are authorized and reserved for future issuance under the Plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, as amended, based on the average of the high and low sales prices of the Company’s Ordinary Shares on the New York Stock Exchange on June 29, 2021.

(4)	Represents Ordinary Shares to be issued upon the exercise of options previously issued under the Plan.
(5)	Represents the exercise price of options.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, the Company is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional 3,489,222 Ordinary Shares for issuance under the Plan. On July 28, 2020, the shareholders of the Company approved an amendment to the Plan to increase the aggregate number of Ordinary Shares that may be issued by 1,989,222 shares (the “First Amendment”). On April 2, 2021, the shareholders of the Company approved to further amend the Plan to increase the aggregate number of Ordinary Shares that may be issued by 1,500,000 shares (the “Second Amendment”). The aggregate number of additional Ordinary Shares authorized to be under the First Amendment and the Second Amendment is 3,489,222. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 (Registration No. 333-203101) filed with the Commission on March 30, 2015 (the “2015 Registration Statement”) and the Post-Effective Amendment No. 1 to the 2015 Registration Statement filed with the Commission as of the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s registration statement on Form S-8 (File No. 333-203101) filed with the Commission on March 30, 2015;

(b)	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 22, 2021;

(c)

The Company’s current reports on Form 6-K filed with the Commission on February 1, 2021, February  2, 2021(two current reports), February  4, 2021 (two current reports), February  10, 2021 (two current reports), February  17, 2021, February 19, 2021, March  4, 2021 (two current reports), March 15, 2021, March 17, 2021, April  7, 2021, May 6, 2021, May  7, 2021 (two current reports), May 10, 2021, June 3, 2021 and June 11, 2021 and the current report on Form 6-K/A filed with the Commission on May 12, 2021.

(d)

The description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-36671) filed with the Commission on September 30, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions; and

All reports and other documents subsequently filed or furnished by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including any Annual Report on Form 20-F and reports on Form 6-K, after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing, as applicable, of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Association of Atento S.A.

4.2	Amended 2014 Omnibus Incentive Plan

5.1	Opinion of CM Law

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.2	Consent of CM Law (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Grand Duchy of Luxembourg, on July 2, 2021.

ATENTO S.A.

By:	/s/ Carlos López-Abadía
Name:	Carlos López-Abadía
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Atento S.A. (the “Company”) whose signature appears below constitutes and appoints Carlos López-Abadía, José Antonio de Sousa Azevedo and Virginia Beltramini and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below:

Name	Title	Date

/s/ Carlos López-Abadía
Carlos López-Abadía	Chief Executive Officer and Director	July 2, 2021

/s/ José Antonio de Sousa Azevedo José Antonio de Sousa Azevedo	Chief Financial Officer and principal accounting officer	July 2, 2021

/s/ Antonio Viana
Antonio Viana	Director	July 2, 2021

/s/ Robert Payne
Robert Payne	Director	July 2, 2021

/s/ John Madden	Director	July 2, 2021
John Madden